Exhibit 99.1

FG Financial Group’s Reinsurance Division Achieving Strong Financial Performance; Expects Growing Fee Revenue in 2023

05/30/2023

Reinsurance Division Achieved Over $1 Million in Net Underwriting Profit in Q1 2023

Focus on Fee-Based Revenue Gaining Traction

ITASCA, IL – FG Financial Group, Inc. (Nasdaq: FGF) (the “Company”), today announced that its reinsurance division achieved net underwriting profit1 in the first quarter of 2023 of over $1 million, driven by strong profitable growth in net written premiums as the company executes its strategy to deploy capital to highly structured loss-capped contracts. Furthermore, the company has focused on growing its fee-based revenue and expects to realize its first fees through its FG RE Solutions unit in 2023.

FG Financial is a reinsurance and asset management holding company focused on collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®, a private partnership led by Kyle Cerminara and Joe Moglia, as well as other strategic investors.

As previously reported on May 12, 2023, FG Financial’s reinsurance division achieved net premiums earned of $3.7 million for the first quarter of 2023. For the full year 2022, net premiums earned grew $8.1 million to $13 million. This growth, along with disciplined underwriting, drove strong net underwriting profit at the reinsurance division to over $1 million in the first quarter of 2023. For the full year 2022, net underwriting profit grew to $2.35 million from a loss of $881 thousand in 2021.

In 2023, the Company is focused on growing fee-based revenue. The Company has in place and or is currently negotiating opportunities that could yield up to $1 million in fee revenue in 2023.

FG Financial Group CEO Larry Swets, Jr. commented, “We launched our reinsurance division in 2020 with the vision of utilizing disciplined underwriting to patiently deploy capital to niche, loss-capped opportunities. While still small, our differentiated and flexible reinsurance model has been working well, driving strong revenue and earnings growth. Looking forward, we remain focused on continuing to grow premiums while also broadening our revenue base with no-risk, fee-based revenue through our FG RE Solutions unit. Based on our current pipeline, we could realize up to $1 million in fees this year with the opportunity for substantial long-term growth in this business as the range of joint-ventures and structures expands. Additionally, we expect our Sponsor Protection and Coverage Risk unit, which focuses on providing D&O insurance to SPACs and small to mid-cap companies, to begin writing business in 2023. We look forward to continuing to patiently allocate capital to asymmetric risk/reward opportunities as we scale and drive long-term returns for our shareholders.”

1Net Premiums Earned minus Net Losses and Loss Adjustment Expenses minus Amortization of Deferred Policy Acquisition Costs.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; general conditions in the global economy, our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

IMS Investor Relations

John Nesbett/Roz Christian

(203) 972-9200

IR@fgfinancial.com